UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2011

Commonwealth Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	000-17377	54-1460991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

403 Boush Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (757) 446-6900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     The Boards of Directors of Commonwealth Bankshares, Inc. (the "Company") and Bank of the Commonwealth (the "Bank") appointed Donald B. Price as Chief Credit Officer of the Company and the Bank effective July 14, 2011.

     Mr. Price, 54, started with the Company in August 2009 as Vice President and Commercial Loan Officer and in January 2011 was promoted to Senior Vice President Commercial Loan Officer and Commercial Team Leader.

     Mr. Price began his banking career as a branch manager in Newport News after graduating from Old Dominion University in Norfolk, Va. where he studied finance and real estate before earning a bachelor's degree in business administration. Price has continued his education throughout his career, focusing in the areas of commercial lending, commercial credit and financial analysis, small business lending, corporate banking, and accounting.

     Experienced in secondary and capital markets lending, Price joined the Company from Commercial Loan Services of Hampton, Va., where he provided loan sale advisory services and commercial loan alternatives for banks, realtors and commercial brokers. From 2004 to 2008, Price was vice president of commercial wholesale lending for Lehman Brothers in Hampton.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

     99.1     Press Release, dated July 18, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commonwealth Bankshares, Inc.
Date: July 18, 2011	By: /s/ CYNTHIA A. SABOL Name: Cynthia A. Sabol Title: Executive Vice President and Chief Financial Officer